Exhibit 99.1

CEO of Orangetheory Fitness David Long Joins Safety Shot’s Board of Directors

The results-driven CEO will guide the development and marketing of the world’s very first rapid alcohol detox drink.

●	Long has led Orangetheory Fitness through countless pivotal achievements including the launch of two apps, the creation of a proprietary heart monitor with strategically chosen partners, and the signing of celebrity brand ambassadors.

●	He helped expand the European Wax Center concept from 4 to over 550 locations in less than nine years.

●	He spearheaded the boom of the therapeutic massage and skincare chain Massage Envy from 25 locations to 800.

JUPITER, FL – March 18, 2024 – Safety Shot, Inc. (Nasdaq: SHOT) (the “Company), a pioneer in innovative well-being solutions, is excited to announce that David J. Long, the CEO and co-founder of Orangetheory Fitness, has joined the company’s Board of Directors.

Long has over 20 years of experience in the fitness and wellness industries, leading and increasing growth for companies. He has been instrumental in the early stages of several successful franchise brands including Massage Envy, European Wax Center and launching his wildly successful fitness concept: Orangetheory Fitness.

In the years since co-founding and leading Orangetheory, the brand has opened some 1,500-plus studios throughout 27 countries and has attracted one million-plus members. The brand has also crossed the threshold to surpass $1 billion in systemwide sales, accruing more than US$1.4 billion in annual revenue.

The Orangetheory CEO regularly appears on television to reach large audiences and is a University of Florida alum who has achieved a lifelong goal of being named #1 on the Gator100 list of fastest-growing, Gator-owned businesses in the world.

“Safety Shot is set to change the paradigm of wellness by helping people to more rapidly hydrate and process alcohol consumption. I’m pleased to join the Safety Shot team and am thrilled to support the launch of this exceptional product,” stated Long.

“We welcome David to our Board of Directors. We are so proud and excited to bring an amazing asset like this to the Safety Shot team. We are also excited for shareholders as David has built multiple billion-dollar brands. I am confident that Safety Shot could become the next one,” stated Safety Shot Chairman of the Board John Gulyas.

About Safety Shot

Safety Shot, Inc., has developed a first-of-its-kind beverage that makes you feel better faster from the effects of alcohol by reducing blood alcohol content and increasing mental clarity. Safety Shot leverages scientifically proven ingredients to enhance metabolic pathways responsible for breaking down blood alcohol levels. The formulation includes a tailored selection of all-natural vitamins, minerals, and nootropics, promoting faster alcohol breakdown and aiding in recovery and rehydration. Safety Shot has been available for retail purchase since the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. In addition, the Company plans to introduce business-to-business sales to distributors, retailers, restaurants, and bars in 2024.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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